SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) May 13, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

(1) The Registrant issued the following press release dated May 13, 1999 titled "Simtek Announces Financial Results for the First Quarter of 1999":

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                          FOR THE FIRST QUARTER OF 1999

COLORADO SPRINGS, Colorado - May 13, 1999 - Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced financial results for the first quarter ending March 31, 1999. The company posted a net loss of $68,387 for the first quarter of 1999, compared with a net profit of $125,021 for the first quarter of 1998.

"Simtek's performance in the first quarter was in line with expectations," stated Douglas Mitchell, Simtek's president and CEO. "We expected revenue to be consistent with the fourth quarter of 1998 as we wait for foreign economies to recover. Business in North America is strong, and we expect our international markets to catch up mid-year. We look forward to growing demand and are already seeing increased order activity."

                                FINANCIAL RESULTS

                                                Three Months ended March 31

                                                  1999                1998
                                                  ----                ----

Net Sales                                      $1,368,637          $1,539,331

Cost of Sales                                     819,396             809,211

Gross Margin                                      549,241             730,120

Total selling, general and                        607,017             607,126
administrative expenses

Income (loss) from Operations                    (57,776)             122,994

Other Income (Expense)                           (10,611)              12,387

Net Income (loss) before Taxes                   (68,387)             135,381

Provision for Income Taxes                              -              10,360

Net Income (loss) and                            (68,387)             125,021
Comprehensive Income (loss)

Basic and Diluted EPS                                0.00                0.00

Basic Weighted Average Shares                  28,828,448          28,695,916
Outstanding


Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page www.simtek.com, email info@simtek.com or by calling (719) 531-9444 or FAX (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board. ### Editors Note: Please send inquiries to: Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444, FAX (719) 531-9481.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


May 17, 1999                                  By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer









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